SOFTECH. INC.

CONFIDENTIAL

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of __________, 2012, by and among SofTech, Inc., a Massachusetts corporation (the “Company”), and ____________ (the “Purchaser”).

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(2) of the Securities Act, and Rule 506 promulgated thereunder, the Company desires to issue and sell to Purchaser, and Purchaser, desires to purchase from the Company, securities of the Company as more fully described in this Agreement.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and Purchaser agree as follows:

ARTICLE I.

DEFINITIONS

1.1

Definitions.  In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms have the meanings set forth in this Section 1.1:

“Action” shall have the meaning ascribed to such term in Section 3.1(j).

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person as such terms are used in and construed under Rule 144 under the Securities Act.

“Business Day” means any day except Saturday or Sunday which shall be a federal legal holiday in the United States, or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Code” means the Internal Revenue Code of 1986, as amended.

“Closing” means the closing of the purchase and sale of the Shares pursuant to Section 2.1.

“Closing Date” means the date when all of the Transaction Documents have been executed and delivered by the applicable parties thereto, and all conditions precedent to (i) the Purchaser’s obligations to pay the Subscription Amount and (ii) the Company’s obligations to deliver the Shares have been satisfied or waived.

“Commission” means the Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, par value $0.10 per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

“Common Stock Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, rights, options, warrants, stock appreciation rights, restricted stock units or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Company Counsel” means Edwards Wildman Palmer LLP, 111 Huntington Avenue, Boston, MA 02199.

“Company Material Contracts” has the meaning ascribed to such term in Section 3.1(dd).

“Contract” shall mean any written or oral note, bond, mortgage, loan, indenture, guarantee, contract, agreement, lease, license, permit, concession, franchise or other binding commitment, instrument or obligation to which the Company or any Subsidiary of the Company is a party or by which the Company or any of its Subsidiaries or any property or asset of the Company or any of its Subsidiaries is bound or affected, or result in the creation of any Lien on any property or asset of the Company or any of its Subsidiaries (each, a “Contract”).

“Disclosure Letter” means the Disclosure Letter of the Company delivered concurrently herewith.

“EWP” means Edwards Wildman Palmer LLP, with offices located at 111 Huntington Avenue, Boston, Massachusetts 02199.

“Environmental Law” means, as currently in effect, any applicable law concerning (i) the protection of the environment (including air, water, soil and natural resources) or (ii) the use, storage, handling, release or disposal of any substance presently listed, defined, designated or classified as hazardous, toxic or radioactive under any applicable law concerning the protection of the environment (including air, water, soil and natural resources), including petroleum and any derivative or by-products thereof.

“Equity Incentive Plan” means (i) any equity incentive, stock option or similar plan and (ii) any other agreement, arrangement, understanding or other document pursuant to which the Company is obligated to grant or issue Common Stock or Common Stock Equivalents to current or former employees in connection with their services to the Company, in each case adopted or approved by a majority of the non-employee members of the board of directors of the Company or a majority of the members of a committee of non-employee directors established.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Fee” shall have the meaning ascribed to such term in Section 4.1.

“GAAP” shall have the meaning ascribed to such term in Section 3.1(h).

“Intellectual Property Rights” shall have the meaning ascribed to such term in Section 3.1(o).

“Liens” means a lien, charge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Material Adverse Effect” shall have the meaning ascribed to such term in Section 3.1(b).

“Material Permits” shall have the meaning ascribed to such term in Section 3.1(m).

“MBCA” means the Massachusetts Business Corporation Act.

“MGL” means the Massachusetts General Laws.

“Payment Period” shall have the meaning ascribed to such term in Section 4.1.

“Per Share Purchase Price” equals $5.00 subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of this Agreement.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Proceeding” means an Action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Purchaser Party” shall have the meaning ascribed to such term in Section 4.8.

“Purchaser Put Right” shall have the meaning ascribed to such term in Section 4.2.

“Repurchase Date” shall have the meaning ascribed to such term in Section 4.2.

“Repurchase Notice” shall have the meaning ascribed to such term in Section 4.2.

“Repurchase Period” shall have the meaning ascribed to such term in Section 4.2.

“Repurchase Price” shall have the meaning ascribed to such term in Section 4.2.

“Required Approvals” shall have the meaning ascribed to such term in Section 3.1(e).

“Reinstatement Date” shall have the meaning ascribed to such term in Section 3.1(h).

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such rule.

“SEC Reports” shall have the meaning ascribed to such term in Section 3.1(h).

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Share Bundle” means a lot equal to 5,000 Shares of Common Stock purchased under this Agreement in exchange for $25,000.

“Shares” means the shares of Common Stock issued or issuable to the Purchaser pursuant to this Agreement and shall specifically exclude any other Common Stock.

“SOX” has the meaning ascribed to such term in Section 3.1(h).

“Stockholder’s Agreement” shall mean the agreement between the Company and Greenleaf Capital, Inc. filed with the Commission and disclosed in the SEC Reports.

“Subscription Amount” means, as to the Purchaser, the aggregate amount to be paid for Shares purchased hereunder as specified below such Purchaser’s name on the signature page of this Agreement and next to the heading “Subscription Amount,” in United States dollars and in immediately available funds.

“Subsidiary” means Workgroup Technology Corporation, a Delaware corporation; Information Decisions Incorporated, a Michigan corporation; SofTech GmbH, a company formed under the laws of Germany; and Adra Systems Srl, a company formed under the laws of Italy.

“Transaction Documents” means this Agreement and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“Transfer Agent” means Registrar And Transfer Company, Attention: Eileen O’Neil, 10 Commerce Drive, Cranford, NJ 07016 (telephone no. 908-497-2300), and any successor transfer agent of the Company.

ARTICLE II.

PURCHASE AND SALE

2.1

Closing.  On the Closing Date, upon the terms and subject to the conditions set forth herein, substantially concurrent with the execution and delivery of this Agreement by the parties hereto, the Company agrees to sell, and the Purchaser, severally and not jointly, agrees to purchase, at the Per Share Purchase Price, the number of Shares indicated on its signature page hereto.  The Company and the Purchaser shall deliver the other items set forth in Section 2.2 deliverable at the Closing.  Upon satisfaction of the conditions set forth in Sections 2.2 and 2.3, the Closing shall occur at the offices of EWP or such other location as the parties shall mutually agree.

2.2

Deliveries.

(a)

On or prior to the Closing Date, the Company shall deliver or cause to be delivered to the Purchaser the following:

(i)

this Agreement duly executed by the Company;

(ii)

a copy of the irrevocable instructions to the Transfer Agent instructing the Transfer Agent to deliver, on an expedited basis, a certificate or book-entry account evidencing the number of its respective Shares, registered in the name of such Purchaser;

and

(iii)

a certificate, dated as of the Closing Date and signed by its Chief Executive Officer or its Chief Financial Officer, certifying to the fulfillment of the conditions specified in Sections 2.3(b)(i).

(b)

On or prior to the Closing Date, the Purchaser shall deliver or cause to be delivered to the Company the following:

(i)

this Agreement duly executed by such Purchaser; and

(ii)

such Purchaser’s Subscription Amount by wire transfer to the account as specified in writing by the Company.

2.3

Closing Conditions.

(a)

The obligations of the Company hereunder in connection with the Closing are subject to the following conditions being met:

(i)

the accuracy in all material respects of the representations and warranties of the Purchaser contained herein when made and on the Closing Date (except for representations and warranties that speak as of a specific date which shall be accurate in all material respects as of such date);

(ii)

all obligations, covenants and agreements of the Purchaser required to be performed at or prior to the Closing Date shall have been performed; and

(iii)

the delivery by the Purchaser of the items set forth in Section 2.2(b) of this Agreement.

(b)

The respective obligations of the Purchaser hereunder in connection with the Closing are subject to the following conditions being met:

(i)

the accuracy in all material respects of the representations and warranties of the Company contained herein when made and on the Closing Date (except for representations and warranties that speak as of a specific date which shall be accurate in all material respects as of such date);

(ii)

all obligations, covenants and agreements of the Company required to be performed at or prior to the Closing Date shall have been performed;

(iii)

the delivery by the Company of the items set forth in Section 2.2(a) of this Agreement; and

(iv)

as of the Closing Date there shall have been no Material Adverse Effect with respect to the Company since the date hereof.

ARTICLE III.

REPRESENTATIONS AND WARRANTIES

3.1

Representations and Warranties of the Company.  Except as set forth in the Disclosure Letter, which Disclosure Letter shall be deemed a part hereof and shall qualify any representation or otherwise made herein to the extent of the disclosure contained in the corresponding section of the Disclosure Letter, the Company hereby makes the following representations and warranties to the Purchaser:

(a)

Subsidiaries.  All of the direct and indirect subsidiaries of the Company are set forth in the SEC Reports.  The Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary free and clear of any Liens, and all of the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.

(b)

Organization and Qualification.  The Company and each of the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted.  Neither the Company nor any Subsidiary is in violation or default of any of the provisions of its respective certificate or articles of organization, bylaws or other organizational or charter documents.  Section 3.1(b) of the Disclosure Letter sets forth the jurisdictions in which each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity.  Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not have or reasonably be expected to result in (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a “Material Adverse Effect”) and no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(c)

Authorization; Enforcement.  The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder.  The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, its board of directors or its stockholders in connection therewith other than in connection with the Required Approvals.  Each Transaction Document has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(d)

No Conflicts.  The execution, delivery and performance of the Transaction Documents by the Company, the issuance and sale of the Shares and the consummation by the Company of the other transactions contemplated hereby and thereby do not and will not (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of organization, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as would not have or reasonably be expected to result in a Material Adverse Effect. Section 3.1 (b) of the Disclosure Letter details a current restriction regarding the repurchase of stock without the written permission of our lender under our existing credit facility with One Conant Capital.

(e)

Filings, Consents and Approvals.  The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than (i) filings required pursuant to Section 4.4 of this Agreement, and (ii) the filing of Form D with the Commission and such filings as are required to be made under applicable state securities laws (collectively, the “Required Approvals”).

(f)

Issuance of the Shares.  The Shares are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents.  The Company has reserved from its duly authorized capital stock the maximum number of shares of Common Stock issuable pursuant to this Agreement.

(g)

Capitalization.  The authorized capital stock of the Company consists of 20,000,000 shares of Common Stock and zero shares of preferred stock ("Preferred Stock").  The rights and privileges of each class of the Company's capital stock are as set forth in the Company's Articles of Organization.  As of October 31, 2012, (i) 995,135 shares of Common Stock were issued and outstanding, (ii) no shares of Common Stock were held in the treasury of the Company or by Subsidiaries of the Company, and (iii) no shares of the Preferred Stock were issued or outstanding.

Neither the Company nor any of its Subsidiaries has outstanding any restricted stock or stock that is otherwise subject to a repurchase or redemption right, except as contemplated by this Agreement, or right of first refusal in favor of the Company

Except as set forth in the SEC Reports (i) there are no equity securities of any class of the Company or any of its Subsidiaries (other than equity securities of any such Subsidiary that are directly or indirectly owned by the Company), or any security exchangeable into or exercisable for such equity securities, issued, reserved for issuance or outstanding and (ii) there are no options, warrants, equity securities, calls, rights, commitments or agreements of any character to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound obligating the Company or any of its Subsidiaries to issue, exchange, transfer, deliver or sell, or cause to be issued, exchanged, transferred, delivered or sold, additional shares of capital stock or other equity interests of the Company or any of its Subsidiaries or any security or rights convertible into or exchangeable or exercisable for any such shares or other equity interests, or obligating the Company or any of its Subsidiaries to grant, extend, accelerate the vesting of, otherwise modify or amend or enter into any such option, warrant, equity security, call, right, commitment or agreement.  Neither the Company nor any of its Subsidiaries has outstanding any stock appreciation rights, phantom stock, performance based rights or similar rights or obligations. Except as contemplated by this Agreement, there are no obligations, contingent or otherwise, of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of Common Stock or the capital stock of the Company or any of its Subsidiaries or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in the Company or any Subsidiary of the Company or any other entity, other than guarantees of bank obligations of Subsidiaries of the Company entered into in the ordinary course of business consistent with past practice (the "Ordinary Course of Business").  Except as disclosed in Section 3.1(g), neither the Company nor any of its Affiliates is a party to or is bound by any, and to the knowledge of the Company, there are no, agreements or understandings with respect to the voting (including voting trusts and proxies) or sale or transfer (including agreements imposing transfer restrictions) of any shares of capital stock or other equity interests of the Company or any of its Subsidiaries.  Except as disclosed in Section 3.1(g) of the Disclosure Letter, there are no registration rights, and there is no rights agreement, "poison pill" anti-takeover plan or other agreement or understanding to which the Company or any of its Subsidiaries is a party or by which it or they are bound with respect to any equity security of any class of the Company or any of its Subsidiaries or with respect to any equity security, partnership interest or similar ownership interest of any class of any of its Subsidiaries.

All outstanding shares of Common Stock are, and all shares of Common Stock subject to issuance as specified in Section 3.1(g) above, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be, duly authorized, validly issued, fully paid and nonassessable and not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the MBCA, the Company's Articles of Organization or By-laws or any agreement to which the Company is a party or is otherwise bound.

All of the outstanding shares of capital stock and other equity securities or interests of each of the Company's Subsidiaries are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights.

(h)

SEC Reports; Financial Statements.  On December 28, 2011 the Company’s registration document on Form S-1 was deemed effective thereby reinstating its obligations as a filing entity with the SEC (“Reinstatement Date”). Except as set forth in Section 3.1(h)(i) of the Disclosure Letter, since the Reinstatement Date, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension.  As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  As of the date hereof, the Company is not aware of any event occurring on or prior to the Closing Date (other than the transactions contemplated by the Transaction Documents) that requires the filing of a Form 8-K after the Closing.  The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing.  Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.  All material agreements to which the Company is a party or to which the property or assets of the Company are subject are included as part of or specifically identified in the SEC Reports.   The Company SEC Reports included all certificates required to be included therein pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated thereunder (“SOX”), and the internal control report and attestation of the Company’s outside auditors to the extent required by Section 404 of SOX.  As of the date of this Agreement, there are no outstanding or unresolved comments in the comment letters received from the SEC staff with respect to the Company SEC Documents.  None of the SEC Reports is the subject of an SEC review.

(i)

Material Changes; Undisclosed Events, Liabilities or Developments.  Since the date of the latest audited financial statements included within the SEC Reports, except as disclosed in a subsequent SEC Report filed prior to the date hereof, (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities required to be reflected in the Company’s financial statements pursuant to GAAP or disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, except as contemplated by the Transaction Documents, and (v) the Company has not issued any equity securities to any executive officer, director or Affiliate, except pursuant to an Equity Incentive Plan.  The Company does not have pending before the Commission any request for confidential treatment of information.  Except for the issuance of the Shares contemplated by this Agreement, no event, liability or development has occurred or exists with respect to the Company or its Subsidiaries or their respective business, properties, operations or financial condition, that would be required to be disclosed by the Company, that has not been disclosed.

(j)

Litigation.  There is no action, suit, inquiry, notice of violation, proceeding (including any partial proceeding such as a deposition) or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Shares or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect.  Neither the Company nor any Subsidiary, nor any director or executive officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty.  There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or executive officer of the Company.  The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

(k)

Labor Relations.  No material labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company which could reasonably be expected to result in a Material Adverse Effect.  None of the Company’s or its Subsidiaries’ employees is a member of a union that relates to such employee’s relationship with the Company, and neither the Company or any of its Subsidiaries is a party to a collective bargaining agreement, and the Company and its Subsidiaries believe that their relationships with their employees are good.  No executive officer, to the knowledge of the Company, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters.  The Company and its Subsidiaries are in compliance with all U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(l)

Compliance.  Neither the Company nor any Subsidiary (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any order of any court, arbitrator or governmental body, or (iii) is or has been in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws applicable to its business and all such laws that affect the environment, except in each case as would not have or reasonably be expected to result in a Material Adverse Effect.

(m)

Regulatory Permits.  The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports, except where the failure to possess such permits could not have or reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

(n)

Title to Assets.  The Company and the Subsidiaries have good and marketable title in all personal property owned by them that is material to the business of the Company and the Subsidiaries, in each case free and clear of all Liens, except for Liens (i) that do not materially affect the value of such property, (ii) that do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries and Liens for the payment of federal, state or other taxes, the payment of which is neither delinquent nor subject to penalties, and (iii) in favor of One Conant Capital, LLC granted in connection with the  Recapitalization Transaction completed in March 2011 and disclosed in the SEC Reports, and in favor of Greenleaf Capital as permitted by, and subordinated to, the Liens of One Conant Capital, LLC.  Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases with which the Company and the Subsidiaries are in compliance in all material respects.  The Company does not own any real property.

(o)

Patents and Trademarks.  The Company and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other intellectual property rights and similar rights necessary or material for use in connection with their respective businesses as described in the SEC Reports (collectively, the “Intellectual Property Rights”).  To the Company’s knowledge, the conduct of the Company’s and any Subsidiary’s businesses will not conflict in any material respects with any intellectual property rights of others.  Except as disclosed in the SEC Reports, neither the Company nor any Subsidiary has received a notice (written or otherwise) that the Intellectual Property Rights used by the Company or any Subsidiary violates or infringes upon the rights of any Person.  To the knowledge of the Company, all Intellectual Property Rights are enforceable and valid and there is no existing infringement by another Person of any of the Intellectual Property Rights.  The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties.

(p)

Insurance.  The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are customary in the businesses in which the Company and the Subsidiaries are engaged  Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

(q)

Transactions With Affiliates and Employees.  Except as set forth in the SEC Reports, Transaction Documents or Credit Agreements, none of the executive officers or directors of the Company and, to the knowledge of the Company, none of the employees of the Company is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, executive officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any executive officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, in each case in excess of $10,000 other than for (i) payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) other employee benefits, including stock option agreements and restricted stock unit agreements under any Equity Incentive Plan.

(r)

Certain Fees. No brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents other than the Fee due Purchaser.  The Purchaser shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by the Transaction Documents.

(s)

Private Placement.  Assuming the accuracy of the Purchaser’s representations and warranties set forth in Section 3.2, no registration under the Securities Act is required for the offer and sale of the Shares by the Company to the Purchaser as contemplated hereby.

(t)

Investment Company.  The Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Shares, will not be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(u)

Takeover Laws.  All the action necessary to ensure that the requirements and restrictions set forth in Chapters 110C, 110D and 110F of the MGL do not apply to this Agreement and the acquisition of Shares hereunder have been taken, and (i) the provisions of Chapters 110C, 110D and 110F of the MGL shall not apply to this Agreement and the acquisition of Shares hereunder, (ii) no restrictive provision of any applicable anti-over provision in the Company’s Articles of Organization or Amended and Restated By-laws applies to this Agreement or the acquisition of Shares hereunder, (iii) no restrictive provision of the Rights Agreement dated as of February 3, 2012 between the Company and Registrar and Transfer Company, as Rights Agent, and (iv) to the knowledge of the Company, no other state takeover law would otherwise apply to this Agreement and the transactions contemplated by this Agreement.

(v)

No Integrated Offering.  Assuming the accuracy of the Purchaser’s representations and warranties set forth in Section 3.2, neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Shares to be integrated or aggregated with prior offerings by the Company for purposes of the Securities Act.

(w)

Tax Status.  Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, the Company and each Subsidiary has accurately and timely filed all federal, state and foreign income and franchise tax returns, reports and declarations required by any jurisdiction to which it is subject, and has paid or accrued all taxes shown as due thereon, and there is no tax deficiency in any material amount which has been asserted or threatened against the Company or any Subsidiary.

(x)

No General Solicitation.  Neither the Company nor any person acting on behalf of the Company has offered or sold any of the Shares by any form of general solicitation or general advertising.  The Company has offered the Shares for sale only to the Purchaser and certain other “accredited investors” within the meaning of Rule 501 under the Securities Act.

(y)

Foreign Corrupt Practices.  Neither the Company, nor to the knowledge of the Company, any agent or other person acting on behalf of the Company, has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company (or made by any person acting on its behalf of which the Company is aware) which is in violation of law, or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

(z)

No Disagreements with Accountants.  There are no disagreements of any kind presently existing, or reasonably anticipated by the Company to arise, between the Company and the independent registered public accounting firm formerly or presently employed by the Company and the Company’s outstanding balance with respect to any fees owed to such accounting firm is within the Company’s normal payment terms.

(aa)

Acknowledgment Regarding Purchaser’s Purchase of Shares.  The Company acknowledges that the Purchaser is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents.  The Company represents to the Purchaser that the Company’s decision to enter into this Agreement and the other Transaction Documents has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

(bb)

Regulation M Compliance.  The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Shares, (ii) sold, bid for, purchased, or, paid any compensation for soliciting purchases of, any of the Shares, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company.

(cc)

Stock Options and 409A Compliance.  With respect to stock options issued pursuant to the Company’s Equity Incentive Plan(s) (i) each stock option designated by the Company at the time of grant as an “incentive stock option” under Section 422 of the Code so qualifies, (ii)  each grant of a stock option was duly authorized no later than the date on which the grant of such stock option was by its terms to be effective (the “Grant Date”) by all necessary corporate action, including, as applicable, approval by the board of directors of the Company (or a duly constituted and authorized committee thereof) and any required stockholder approval by the necessary number of votes or written consents, (iii) each such grant was made in accordance with the material terms of an Equity Incentive Plan, the Securities Act and all other applicable laws and regulatory rules or requirements, and (iv) each such grant was or has now been properly accounted for in accordance with GAAP in the financial statements (including the related notes) of the Company and disclosed in the Company’s filings with the Commission in accordance with the Exchange Act and all other applicable laws, except, in the cases of clauses (i), (ii), (iii) and (iv), for any such failure, violation or default that would not be material to the Company and its subsidiaries taken as a whole.  The Company believes in good faith that any “nonqualified deferred compensation plan” (as such term is defined under Section 409A(d)(1) of the Code and the guidance thereunder) under which the Company makes, is obligated to make or promises to make, payments (each, a “409A Plan”) complies in all material respects, in both form and operation, with the requirements of Section 409A of the Code and the guidance thereunder.  To the knowledge of the Company, no payment to be made under any 409A Plan is, or will be, subject to the penalties of Section 409A(a)(1) of the Code.

(dd)

Material Contracts.  For purposes of this Agreement, “Company Material Contracts” shall mean: (i) any Contract relating to indebtedness for borrowed money, any financial guaranty or any capital lease in excess of $50,000; (ii) any Contract that purports to limit the ability of the Company or any of its Subsidiaries to engage or compete in any business line or compete with any person or operate in any geographic area; (iii) any Contract that involves any exchange traded, over-the-counter or other swap, cap, floor, collar, futures contract, forward contract, option or any other derivative financial instrument; (iv) any Contract that involved expenditures or receipts by the Company or any of its Subsidiaries of more than $100,000 in the last fiscal year or that is expected to involve expenditures or receipts by the Company or any of its Subsidiaries of more than $100,000 in the next fiscal year; (v) any Contract that involved, since June 1, 2007, the acquisition or disposition, directly or indirectly (by merger or otherwise), of assets or capital stock or other equity interests of any person (other than acquisitions or dispositions of assets in the ordinary course of business, including acquisitions and dispositions of inventory) and any acquisition or disposition Contract pursuant to which the Company or any of its Subsidiaries has continuing indemnification, “earn-out” or other contingent payment obligations; (vi) any Contract with any director, officer or employee of the Company or any of its Subsidiaries, or the spouses, relatives or affiliates (excluding any Contract solely among the Company and its Subsidiaries) of such persons, as applicable, including any Contract (x) to employ, terminate, indemnify or reimburse any present or former directors, officers or other employees and any Contract with respect to severance of, or a release of claims against the Company or its Subsidiaries by, any present or former directors, officers or other employees, or (y) that will result in the payment by, or the creation of any commitment or obligation (absolute or contingent, matured or unmatured) to pay on behalf of the Company, any of its Subsidiaries or any affiliate of the Company, any severance, termination, “golden parachute”, transaction bonus, finders fee or other similar payments to any present or former director, officer or employee following termination of employment or otherwise as a result of the consummation of the transactions contemplated hereby; (vii) any Contract that by its terms limits the payment of dividends or other distributions by the Company or any of its Subsidiaries; (viii) any material joint venture or partnership Contract; (ix) any Contract that purports to limit the ability of the Company or any of its Subsidiaries to own, operate, sell, transfer, pledge or otherwise dispose of any material amount of assets or business; (x) any material Contract related to Company Intellectual Property Rights; (xi) any Contract pursuant to which any material payment or performance obligation of the Company or any of its Subsidiaries would or could be accelerated, or any material right of or benefit to the Company or any of its Subsidiaries would terminate or would become subject to termination, amendment, renegotiation or cancellation, in each case as a result of the execution of this Agreement or the consummation of any of the transactions contemplated hereby; and (xii) any Contract of the type required to be filed with the SEC in any periodic report pursuant to Item 601(b)(10) of Regulation S-K.

As of the Closing Date, neither the Company nor any Subsidiary of the Company nor, to the knowledge of the Company, any other party, is in material breach of or material default under the terms of any Company Material Contract.  Each Company Material Contract is a legal, valid and binding obligation of the Company or the Subsidiary of the Company which is party thereto and, to the knowledge of the Company, of each other party thereto, and is in full force and effect, and enforceable against the Company or a Subsidiary and, to the knowledge of the Company, of each other party thereto, in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency (including all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting creditors’ rights generally and subject to the effect of general principles of equity.  None of the Company or any of its Subsidiaries has received any written claim of default under any Company Material Contract or any written notice of an intention to, and to the knowledge of the Company, no other party to a Company Material Contract intends to, terminate, not renew or challenge the validity or enforceability of any Company Material Contract (including as a result of the execution and performance of this Agreement) and, to the Company’s knowledge, no event has occurred which would result in a breach or violation of, or a default under, any Company Material Contract (in each case, with or without notice or lapse of time or both).

(ee)

Environmental Matters.  Except in each case for such matters that would not reasonably be expected to have a Material Adverse Effect: (i) to the knowledge of the Company, the Company and its Subsidiaries have complied with all applicable Environmental Laws, (ii) to the knowledge of the Company, the Company and its Subsidiaries possess all permits, licenses, registrations, identification numbers, authorizations and approvals required under applicable Environmental Laws for the operation of the business as presently conducted, (iii) neither the Company nor any of its Subsidiaries has received any written claim or notice of any violation or alleged violation of any applicable Environmental Law or concerning any actual or alleged liability of the Company or any of its Subsidiaries arising under or pursuant to any Environmental Law and (iv) there are no writs, injunctions, decrees, orders or judgments outstanding, or any Actions pending or, to the knowledge of the Company, threatened, concerning noncompliance by, or actual or potential liability of, the Company or any Subsidiary with any Environmental Law.

(ff)

Disclosure.  All disclosure furnished by or on behalf of the Company to the Purchaser regarding the Company, its business and the transactions contemplated hereby, including the Disclosure Letter to this Agreement, is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

3.2

Representations and Warranties of the Purchaser.  The Purchaser hereby represents and warrants as of the date hereof and as of the Closing Date to the Company as follows:

(a)

Organization; Authority.  Such Purchaser is a natural person or an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with full right, corporate or partnership power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder.  The execution, delivery and performance by such Purchaser of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate or similar action, as may be applicable, on the part of such Purchaser.  Each Transaction Document to which it is a party has been duly executed by such Purchaser, and when delivered by such Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b)

Own Account; No Registration Rights.  Such Purchaser understands that the Shares are “restricted securities” and have not been registered under the Securities Act or any applicable state or other securities law and is acquiring the Shares as principal for its own account and not with a view to or for distributing or reselling such Shares or any part thereof in violation of the Securities Act or any applicable state or other securities law, has no present intention of distributing any of such Shares in violation of the Securities Act or any applicable state or other securities law and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Shares (this representation and warranty not limiting such Purchaser’s right to sell the Shares pursuant to the Registration Statement or otherwise in compliance with applicable federal and state securities laws) in violation of the Securities Act or any applicable state or other securities law.  Such Purchaser is acquiring the Shares hereunder in the ordinary course of its business.

(c)

Purchaser Status.  At the time such Purchaser was offered the Shares, it was, and at the date hereof it is an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act.

(d)

Experience of Such Purchaser.  Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Shares, and has so evaluated the merits and risks of such investment.  Such Purchaser is able to bear the economic risk of an investment in the Shares and, at the present time, is able to afford a complete loss of such investment.

(e)

General Solicitation.  Such Purchaser is not purchasing the Shares as a result of any advertisement, article, notice or other communication regarding the Shares published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

(f)

Provision of Information.  Such Purchaser has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the Shares and the finances, operations and business of the Company; and (ii) the opportunity to request such additional information which the Company possesses or can acquire without unreasonable effort or expense.

(g)

Certain Fees.  No brokerage or finder’s fees or commissions are or will be payable by such Purchaser to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents.

(h)

Acknowledgement.  The Purchaser acknowledges that the Company has relied upon the representations and warranties of the Purchaser set forth in Section 3.2 in its determination that no registration under the Securities Act is required for the offer and sale of the Shares by the Company to the Purchaser as contemplated by this Agreement.

ARTICLE IV.

OTHER AGREEMENTS OF THE PARTIES

4.1

Fee.  In lieu of registration rights and to acknowledge the direct negotiation for the sale of the Shares between the Company and the Purchaser without the use of an intermediary, the Company agrees to pay to Purchaser an aggregate of $6,000 per each Share Bundle (the “Fee”).  The Fee shall be paid in six equal installments during the eighteen month period immediately following the Closing (the “Payment Period”).  Each of the six installments shall be paid on the last Business Day of the Company’s fiscal quarter, commencing on February 28, 2013, in accordance with the wire instructions set forth on Annex A attached hereto.  The Fee, or any installment thereof, shall be paid to Purchaser during the Payment Period, regardless of whether Purchaser continues to own the Shares.

4.2

Purchaser Put Right.  During the thirty day period immediately following the Payment Period (the “Repurchase Period”), Purchaser may exercise a right (the “Purchaser Put Right”) to transfer all right, title and interest of Purchaser in, to and under some or all of the Shares back to the Company, in consideration for a price equal to $5.50 per Share (the “Repurchase Price”).  Purchaser may exercise the Purchaser Put Right by providing written notice (the “Repurchase Notice”) to the Company prior to the expiration of the Repurchase Period that states:

(a)

the number of Shares to be repurchased by the Company;

(b)

a date, not fewer than ten Business Days from the date of the Repurchase Notice, to transfer the Shares to the Company in exchange for the Repurchase Price (the “Repurchase Date”);

(c)

the Purchaser’s payment instructions; and

(d)

that such Shares shall be repurchased as of the Repurchase Date pursuant to the terms of this Agreement.

On the later of the Repurchase Date or the date the Company receives from the Purchaser the Shares subject to repurchase, the Company shall pay to Purchaser the Repurchase Price, in immediately available funds and in accordance with the payment instructions provided in the Repurchase Notice.

4.3

Failure to Honor Purchaser Put Right. In the event the Company fails to honor, in whole or in part, its payment obligations under the Purchaser Put Right described above, the unpaid portion of the amount due shall be evidenced by a secured demand promissory note issued by the Company to each applicable Purchaser bearing interest at an annual rate of 20%, which shall be secured by a lien on all of the assets of the Company (which shall be secondary only to the current lenders of the Company, One Conant Capital and Greenleaf) pursuant to a security agreement. The Company shall take all reasonable efforts to promptly issue and deliver such note(s) and a security agreement in favor of the applicable Purchasers, which shall be in form and substance satisfactory to the Company and the Purchasers. Upon request of the Company’s current lenders, the Purchasers shall execute a subordination agreement in favor of the Company’s current lenders, which shall be in form and substance satisfactory to such lenders and Purchasers.

4.4

Transfer Restrictions.

(a)

The Shares may only be disposed of in compliance with state and federal securities laws.  In connection with any transfer of Shares, other than pursuant to an effective registration statement, the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Shares under the Securities Act.  As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights of a Purchaser under this Agreement.

(b)

The Purchaser acknowledges that the Shares have not been registered under the Securities Act, and that there are no registration rights with respect to the Shares, and agrees to the following restrictive notation on any book-entry account or imprinting on any physical certificate, so long as is required by this Section 4.3, of a legend on any of the Shares in the following form:

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.  THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT OR OTHER LOAN SECURED BY SUCH SECURITIES.

(c)

The Company acknowledges and agrees that the Purchaser may from time to time pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the Shares to a financial institution that is an “accredited investor” as defined in Rule 501(a) under the Securities Act and who agrees to be bound by the provisions of this Agreement and, if required under the terms of such arrangement, such Purchaser may transfer pledged or secured Shares to the pledgees or secured parties.  Such a pledge or transfer would not be subject to approval of the Company and no legal opinion of legal counsel of the pledgee, secured party or pledgor shall be required in connection therewith.  Further, no notice shall be required of such pledge.  At the appropriate Purchaser’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Shares may reasonably request in connection with a pledge or transfer of the Shares.

(d)

Certificates evidencing the Shares shall not contain any legend (including the legend set forth in Section 4.3(b)), (i) following any sale of such Shares pursuant to Rule 144, or (ii) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission).  The Company agrees that at such time as such legend is no longer required under this Section 4.3(d), it will, no later than 3 Business Days following the delivery by a Purchaser to the Company or the Transfer Agent of a certificate representing Shares issued with a restrictive legend, deliver or cause to be delivered to such Purchaser a certificate representing such Shares that is free from all restrictive and other legends.  Notwithstanding the foregoing, the Company shall not be required to remove any legends until all Shares represented by a single certificate are no longer subject to restrictions.  If only a portion of the Shares represented by any single certificate are subject to restrictions, the holder of the certificate may request, or the Company may require, that such certificate be cancelled and two new certificates be issued.  One certificate shall represent, and be in the amount of, Shares not subject to restrictions and shall bear no legend and the second certificate shall represent, and be in the amount of, Shares subject to restrictions and shall bear an appropriate legend.  The Company may not make any notation on its records or give instructions to the Transfer Agent that enlarge the restrictions on transfer set forth in this Section.  Certificates for Shares subject to legend removal hereunder shall be transmitted by the Transfer Agent to the Purchaser by crediting the account of the Purchaser’s prime broker with the Depository Trust Company System.

(e)

The Purchaser agrees that the removal of the restrictive legend from certificates representing Shares as set forth in this Section 4.3 is predicated upon the Company’s reliance that the Purchaser will sell any Shares pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom, and that if Shares are sold pursuant to a registration statement, they will be sold in compliance with the plan of distribution set forth therein.

4.5

Furnishing of Information.  As long as the Purchaser owns Shares and the Company remains subject to the requirements of the Exchange Act, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act.  As long as the Purchaser owns Shares, if the Company is not required to file reports pursuant to the Exchange Act, it will prepare and furnish to the Purchaser and make publicly available in accordance with Rule 144(c) such information as is required for the Purchaser to sell the Shares under Rule 144.  The Company further covenants that it will take such further action as any holder of Shares may reasonably request, to the extent required from time to time to enable such Person to sell such Shares without registration under the Securities Act within the requirements of the exemption provided by Rule 144.

4.6

Integration.  The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Shares in a manner that would require the registration under the Securities Act of the sale of the Shares to the Purchaser.

4.7

Publicity.  The Company and the Purchaser’s Representative shall consult with each other in issuing any other press releases with respect to the transactions contemplated hereby, and neither the Company nor the Purchaser shall issue any such press release or otherwise make any such public statement without the prior consent of the Company, with respect to any press release of the Purchaser, or without the prior consent of Purchaser’s Representative, with respect to any press release of the Company, which consent shall not unreasonably be withheld or delayed, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication.  Notwithstanding the foregoing, the Company shall not publicly disclose the name of the Purchaser, or include the name of the Purchaser in any filing with the Commission or any regulatory agency, without the prior written consent of Purchaser’s Representative, except as required by federal securities law in connection any filing required by the Commission.

4.8

Reimbursement.  If the Purchaser becomes involved in any capacity in any Proceeding by or against any Person who is a stockholder of the Company (except as a result of sales, pledges, margin sales and similar transactions by such Purchaser to or with any other stockholder), solely as a result of such Purchaser’s acquisition of the Shares under this Agreement, the Company will reimburse such Purchaser for its reasonable legal and other expenses (including the cost of any investigation preparation and travel in connection therewith) incurred in connection therewith, as such expenses are incurred.  The reimbursement obligations of the Company under this paragraph shall be in addition to any liability which the Company may otherwise have, shall extend upon the same terms and conditions to any Affiliates of the Purchaser who are actually named in such Action, proceeding or investigation, and partners, directors, agents, employees and controlling persons (if any), as the case may be, of the Purchaser and any such Affiliate, and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company, the Purchaser and any such Affiliate and any such Person.  The Company also agrees that neither the Purchaser nor any such Affiliates, partners, directors, agents, employees or controlling persons shall have any liability to the Company or any Person asserting claims on behalf of or in right of the Company solely as a result of acquiring the Shares under this Agreement, except if such claim arises primarily from a breach of such Purchaser’s representations, warranties or covenants under the Transaction Documents or any agreements or understandings such Purchaser may have with any such stockholder or any violations by the Purchaser of state or federal securities laws or any conduct by such Purchaser which constitutes fraud, gross negligence, willful misconduct or malfeasance.

4.9

Indemnification of Purchaser.  Subject to the provisions of this Section 4.8, the Company will indemnify and hold the Purchaser and its directors, officers, shareholders, members, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls such Purchaser (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling persons (each, a “Purchaser Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Purchaser Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents or (b) any Action instituted against a Purchaser, or any of them or their respective Affiliates, by any stockholder of the Company who is not an Affiliate of such Purchaser, with respect to any of the transactions contemplated by the Transaction Documents (unless such Action is based upon a breach of such Purchaser’s representations, warranties or covenants under the Transaction Documents or any agreements or understandings such Purchaser may have with any such stockholder or any violations by the Purchaser of state or federal securities laws or any conduct by such Purchaser which constitutes fraud, gross negligence, willful misconduct or malfeasance).  If any Action shall be brought against the Purchaser Party in respect of which indemnity may be sought pursuant to this Agreement, such Purchaser Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Purchaser Party.  The Purchaser Party shall have the right to employ separate counsel in any such Action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Purchaser Party except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such Action there is, in the reasonable opinion of such separate counsel, a material conflict on any material issue between the position of the Company and the position of such Purchaser Party, in which case the Company shall be responsible for the reasonable fees and expenses of no more than one such separate counsel.  The Company will not be liable to the Purchaser Party under this Agreement (i) for any settlement by a Purchaser Party effected without the Company’s prior written consent, which shall not be unreasonably withheld or delayed; or (ii) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to (A) the Purchaser Party’s breach of any of the representations, warranties, covenants or agreements made by such Purchaser Party in this Agreement or in the other Transaction Documents, (B) any violations by the Purchaser of state or federal securities laws or (C) any conduct by such Purchaser which constitutes fraud, gross negligence, willful misconduct or malfeasance.

4.10

Reservation of Common Stock.  As of the date hereof, the Company has reserved and the Company shall continue to reserve and keep available at all times, free of preemptive rights, a sufficient number of shares of Common Stock for the purpose of enabling the Company to issue Shares pursuant to this Agreement.

4.11

Delivery of Shares After Closing.  The Company shall deliver, or cause to be delivered, the respective Shares purchased by the Purchaser to such Purchaser within 3 Business Days of the Closing Date.

4.12

Form D; Blue Sky Filings.  The Company agrees to timely file a Form D via EDGAR with respect to the Shares as required under Regulation D and to provide a copy thereof, promptly upon request of the Purchaser.  The Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Shares for, sale to the Purchaser at the Closing under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of such actions promptly upon request of the Purchaser.  The Purchaser shall take all commercially reasonable actions that are reasonably requested by the Company related to, or to effectuate, the filing of a Form D or any filing required pursuant to the “Blue Sky” laws of the states of the United States which, for purposes of clarity, shall not include the payment of any fees by such Purchaser.

4.13

Investment Company.  The Company shall conduct its business in a manner so that it will not become subject to the Investment Company Act of 1940, as amended.

4.14

Reservation of Common Stock under Equity Incentive Plans.  Immediately following the Closing, the Purchaser acknowledges that the Company will not have in place any reservation of shares of Common Stock for future issuances with respect to its Equity Incentive Plans, except for a reservation of 150,000 shares with respect to the Equity Incentive Plans that are outstanding immediately prior to the Closing.

ARTICLE V.

MISCELLANEOUS

5.1

Fees and Expenses.  Except as expressly set forth in the Transaction Documents to the contrary, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.  Purchaser acknowledges that the Fee will partially or fully offset such fees and expenses it may incur. The Company shall pay all Transfer Agent fees, stamp taxes and other taxes and duties levied in connection with the delivery of any Shares to the Purchaser.

5.2

Entire Agreement.  The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

5.3

Notices.  Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto prior to 5:30 p.m. (New York City time) on a Business Day, (b) the next Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto on a day that is not a Business Day or later than 5:30 p.m. (New York City time) on any Business Day, (c) the second Business Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given.  The address for such notices and communications shall be as set forth on the signature pages attached hereto.

5.4

Amendments; Waivers.  No provision of this Agreement may be waived or amended except in a written instrument signed by the Company and Purchaser.  No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

5.5

Headings.  The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

5.6

Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns.  The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of Purchaser (other than by merger).  The Purchaser may assign any or all of its rights under this Agreement to any Person to whom such Purchaser assigns or transfers any Shares, provided such transferee agrees in writing to be bound, with respect to the transferred Shares, by the provisions of the Transaction Documents that apply to the Purchaser.

5.7

No Third-Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 4.8 Indemnification of Purchaser.

5.8

Governing Law.  This Agreement shall be deemed to be made in, and in all respects shall be interpreted, construed and governed by and in accordance with the internal laws of the Commonwealth of Massachusetts, without regard to the conflicts of law principles thereof that would cause the application of the laws of any jurisdiction other than the internal laws of the Commonwealth of Massachusetts.

5.9

Jurisdiction; Enforcement; Remedies.  Each of the parties hereto (i) irrevocably consents to submit itself to the personal jurisdiction of the courts of the Commonwealth of Massachusetts located in Suffolk County, and of the United States District Courts for the District of Massachusetts, in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (iii) agrees that it will not bring any Action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than the courts of the Commonwealth of Massachusetts located in Suffolk County, and of the United States District Courts for the District of Massachusetts and (iv) consents to service being made through the notice procedures set forth in Section 5.3. The parties hereby agree that service of any process, summons, notice or document by registered mail to the respective addresses set forth in Section 5.3 shall be effective service of process for any suit or proceeding in connection with this Agreement or the transactions contemplated hereby.

5.10

Survival of Representations and Warranties.  The representations and warranties contained herein shall survive the Closing and the delivery of the Shares until the 2 year anniversary of the Closing Date.

5.11

Execution.  This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

5.12

Severability.  If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction.  It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

5.13

Rescission and Withdrawal Right.  Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) any of the other Transaction Documents, whenever the Purchaser exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Purchaser may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

5.14

Replacement of Shares.  If any certificate or instrument evidencing any Shares is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction.  The applicant for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs (including customary indemnity) associated with the issuance of such replacement Shares.

5.15

Remedies.  In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchaser and the Company will be entitled to specific performance under the Transaction Documents.  The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agree to waive and not to assert in any Action for specific performance of any such obligation the defense that a remedy at law would be adequate.

5.16

[Reserved].

5.17

Liquidated Damages.  The Company’s obligations to pay any partial liquidated damages or other amounts owing under the Transaction Documents is a continuing obligation of the Company and shall not terminate until all unpaid partial liquidated damages and other amounts have been paid notwithstanding the fact that the instrument or security pursuant to which such partial liquidated damages or other amounts are due and payable shall have been canceled.

5.18

Construction.  The parties agree that each of them and/or their respective counsel has reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments hereto.

(Signature Pages Follow)

SIGNATURE PAGE

Date Signed: ___________ , 2012

PURCHASER:

Number of Shares:

______________________

Multiplied by Per Share Purchase Price:

x

$ 5.00

Equals Subscription Amount:

=

$ ____________________

________________________

________________________________

Signature

Second Signature (if purchasing jointly)

________________________

________________________________

Printed Name

Printed Second Name

COMPANY:

SofTech, Inc.

Joseph P. Mullaney

Chief Executive Officer

________________________

Signature

________________________

Printed Name

[Signature Page – Securities Purchase Agreement]

ANNEX A

Purchaser’s Wire Instructions

Name:
Bank:
Account name:
Routing number:
Account number:

DISCLOSURE LETTER

SECTION 3.1(b)

List of Foreign Qualifications

•

Arizona

•

Colorado

•

Florida

•

Illinois

•

Indiana

•

Kentucky

•

Michigan

•

Missouri

•

New Hampshire

•

New Jersey

•

New York

•

Ohio

•

Pennsylvania

•

Texas

•

Wisconsin

DISCLOSURE LETTER

SECTION 3.1(d)

No Conflicts

Our existing credit facility with One Conant Capital which expires in February, 2014 prohibits us from redeeming or repurchasing any stock or other equity without the written approval from them. The One Conant Capital indebtedness is being paid down through monthly principal payments and we expect that upon expiration of the credit facility in February 2014, the loan will be fully repaid. The Purchase Put Right under this Agreement may be exercised after the Payment Period which ends in May 2014 after the expiration of the One Conant Capital credit facility.

DISCLOSURE LETTER

SECTION 3.1(g)

Capitalization

Stockholder’s Agreement

As part of the Recapitalization Transaction completed in March 2011 and disclosed in the SEC Reports, the Company entered into an agreement with Greenleaf Capital (“Greenleaf”) whereby Greenleaf agreed to vote all of its and its affiliates shares (including any shares subsequently acquired by Greenleaf) in accordance with the recommendations of the board of directors for a three year period ending March 8, 2014.

Registration Rights

As part of the Recapitalization Transaction completed in March 2011 and disclosed in the SEC Reports, the Company issued 384,588 shares of its common stock to eight investors. As part of that agreement, the Company agreed to file a registration statement with the Commission to register the resale of the private placement shares and to use its reasonable best efforts to cause the registration statement to be deemed effective. Further the Company agreed to use its reasonable best efforts, once the registration statement was deemed effective, to avoid the issuance of an order suspending the effectiveness of the registration statement. The registration statement was deemed effective on December 28, 2011.

Rights Agreement

On February 3, 2012, the Company entered into a Rights Agreement with Registrar and Transfer Company, as Rights Agent, dated as of February 3, 2012 (the “Rights Agreement”). By adopting the Rights Agreement, the Board of Directors was seeking to protect the Company’s ability to carry forward its net operating losses and certain other tax attributes (collectively, “NOLs”). The Company has experienced and may continue to experience substantial operating losses, and for federal and state income tax purposes, the Company may “carry forward” net operating losses in certain circumstances to offset current and future taxable income, which will reduce federal and state income tax liability, subject to certain requirements and restrictions. These NOLs are a valuable asset of the Company, which may inure to the benefit of the Company and its shareholders. However, if the Company experiences an “ownership change,” as defined in Section 382 of the Internal Revenue Code (the “Code”), its ability to use the NOLs could be substantially limited, and the timing of the usage of the NOLs could be substantially delayed, which could significantly impair the value of the Company’s NOL asset. Generally, an “ownership change” occurs if the percentage of the Company’s stock owned by one or more “five percent stockholders” increases by more than fifty percentage points over the lowest percentage of stock owned by such stockholders at any time during the prior three-year period or, if sooner, since the last “ownership change” experienced by the Company. An NOL rights agreement like the Rights Agreement with a 4.99% “trigger” threshold is intended to act as a deterrent to any person acquiring 4.99% or more of the outstanding shares of Common Stock without the approval of the Board of Directors. This would protect the Company’s NOL asset because changes in ownership by a person owning less than 4.99% of the Common Stock are not included in the calculation of “ownership change” for purposes of Section 382 of the Code.

In connection with the Rights Agreement, the Board of Directors of the Company declared a dividend of one common share purchase right (a “Right”) for each outstanding share of common stock, par value $.10 per share, of the Company (the “Common Stock”). The dividend was issued on February 15, 2012 to the stockholders of record on February 15, 2012. Each Right entitles the registered holder to purchase from the Company one share of Common Stock in certain circumstances at a price of $5.00 per share of Common Stock, subject to adjustment.

In the event that a person or group of affiliated or associated persons becomes an Acquiring Person, as defined in the Rights Agreement, each holder of a Right, other than Rights beneficially owned by the Acquiring Person (which will thereupon become void), will thereafter have the right to receive upon exercise of a Right that number of shares of Common Stock having a market value of two times the purchase price of the Right.

DISCLOSURE LETTER

SECTION 3.1(h)

SEC Reports; Financial Statements

(i)  The Company filed an amendment to its Form 10-K for the fiscal year ended May 31, 2012 to incorporate by reference the information required by Part III of Form 10-K on October 9, 2012.

(ii) None.